UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2012

UNITED STATES NATURAL GAS FUND, LP

(Exact name of registrant as specified in its charter)

Delaware	001-33096	20-5576760
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1320 Harbor Bay Parkway, Suite 145 Alameda, California 94502
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (510) 522-9600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 8.01.	Other Events

On February 21, 2012, after the close of trading on NYSE Arca, Inc., United States Natural Gas Fund, LP (the “Registrant”) effected a four-for-one reverse unit split and post-split of the Registrant began trading on February 22, 2012. The Registrant previously announced the reverse unit split in its press release dated February 1, 2012. As a result of the reverse unit split, every four pre-split units of the Registrant were automatically exchange for on post-split unit. Immediately prior to the reverse unit split there were 174,297,828 units of the Registrant issued and outstanding, each representing a net asset value (“NAV”) of $5.51. Immediately after the reverse unit split the number of issued and outstanding units of the Registrant decreased to 43,574,457, not accounting for fractional units, and the NAV relating to each unit increased to $22.04. In connection with the reverse unit split, the CUSIP number of the Registrant’s units changed to 912318201. The Registrant’s ticker symbol, “UNG”, remains the same.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES NATURAL GAS FUND, LP
	By:	United States Commodity Funds LLC, its general partner

Date: February 22, 2012	By:	/s/ Howard Mah
Name: Howard Mah
Title: Chief Financial Officer